Exhibit 99.1  Press Release dated October 26, 2004

FOR IMMEDIATE RELEASE                                   FOR MORE INFORMATION:
October 26, 2004                                        Bill D. Wright
                                                        Chief Financial Officer
                                                        (270) 393-0700

         CITIZENS FIRST CORPORATION ANNOUNCES THIRD QUARTER 2004 RESULTS

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and nine months ended September 30, 2004. Mary D. Cohron, President and CEO, reported that the company's net income on a consolidated basis for the third quarter of 2004 was $300,588, or $0.36 per common share, compared to net income of $220,062 or $0.30 per common share for the third quarter of 2003. The company recorded a provision for loan losses of $40,000 for the third quarter of 2004, compared to $85,000 for the third quarter of 2003. "Citizens First's third quarter net income is a record for the Company, primarily as a result of the continued improvement of the net interest margin," said Cohron. "Management's focus on improving earnings is paying off."

In addition, as previously announced, the company completed during the third quarter of 2004 the private placement of 250 shares of Cumulative Convertible Preferred Stock, stated value $31,992 per share (Preferred Stock), for an aggregate purchase price of $7,998,000. The proceeds from the issuance of the Preferred Stock are being used for general corporate purposes, including the contribution of capital to Citizens First Bank. In addition, the company repaid $3,000,000 of outstanding borrowings under its credit facility. The Preferred Stock was sold for $31,992 per share, is entitled to quarterly cumulative dividends at an annual fixed rate of 6.5% and is convertible into shares of common stock of the Company at a price of $15.50 on and after three years from the date of issuance. The Preferred Stock was placed by Howe Barnes Investments, Inc., Chicago, Illinois.

For the nine months ended September 30, 2004, the company reported net income of $628,945, or $0.75 per common share, compared to a net loss of ($410,275), or ($0.61) per common share for the same period in 2003. For the first nine months of 2004, the company recorded a provision for loan losses of $160,000, compared to $1,728,000 for the same period of 2003.

Net interest income for the quarter ended September 30, 2004 was $1,580,089, versus $1,277,239 for the same quarter of 2003, an increase of $302,850 or 23.7%. Non-interest income was $386,615 during the third quarter of 2004, compared to $389,030 in the same quarter of 2003, a decrease of $2,415 or 0.1%. Included in non-interest income for the third quarter of 2004 is income from the sale of secondary market loans of $126,907, compared to $150,811 in the third quarter of 2003, a decrease of $23,904, or 15.9%. Non-interest expense was $1,479,366 for the third quarter of 2004, versus $1,251,207 for the same period of 2003, an increase of $228,159 or 18.2%.

For the nine months ended September 30, 2004, net interest income was $4,384,189, compared to $3,503,974 for the same period in 2003, an increase of $880,215 or 25.1%. Non-interest income for the first nine months of the year totaled $1,051,480 in 2004, compared to $1,236,962 for the same period of 2003, a decrease of $185,482 or 15.0%. The decrease is attributable to income from secondary market loan sales, which decreased $104,380 for the period, to $306,367 from $410,747, and from the sale of investment securities, down $178,392, with a loss of $34,368 during the first nine months of 2004 compared to a gain of $144,024 during the same period of 2003. An increase in
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service charge income of $133,171 in 2004 compared to 2003 partially offset these decreases. Non-interest expense during the first nine months of 2004 was $4,348,374, an increase of $700,913 or 19.2% over the total of $3,647,461 from the same period of 2003.

Total assets at September 30, 2004 were $166,596,083, up $4,317,959 or 2.7%, from $162,278,124 at September 30, 2003. Loans increased $7,282,052, or 5.5%, from $133,229,215 at September 30, 2003 to $140,511,267 at September 30, 2004.
Stockholders' equity of $17,969,694 equaled 10.8% of total assets as of September 30, 2004.
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CITIZENS FIRST CORPORATION
(Unaudited)
                                                Financial Highlights

                                               Quarter      Quarter
                                                Ended        Ended
                                              9/30/2004    9/30/2003

Interest Income ..........................   $2,181,432   $2,038,869
Interest Expense .........................      601,343      761,630
                                             ----------   ----------
Net Interest Income ......................    1,580,089    1,277,239
Provision for Loan Losses                        40,000       85,000
                                             ----------   ----------
Net Interest Income (loss) after Provision    1,540,089    1,192,239
Non-Interest Income ......................      386,615      389,030
Non-Interest Expenses ....................    1,479,366    1,251,207
                                             ----------   ----------
Gain before Taxes ........................      447,338      330,062
Income Tax Provision .....................      146,750      110,000
                                             ----------   ----------
NET INCOME ...............................   $  300,588   $  220,062
                                             ==========   ==========
NET INCOME PER SHARE .....................   $     0.36   $     0.30





                                       Nine Months   Nine Months
                                         Ended         Ended
                                       9/30/2004     9/30/2003


Interest Income ...................   $6,319,171   $ 5,652,013
Interest Expense                       1,934,982     2,148,039
                                       ---------    ----------
Net Interest Income ...............    4,384,189     3,503,974
Provision for Loan Losses                160,000     1,728,000
                                       ---------    ----------
Net Interest Income after Provision    4,224,189     1,775,974
Non-Interest Income ...............    1,051,480     1,236,962
Non-Interest Expenses .............    4,348,374     3,647,461
                                       ---------     ---------
Gain (loss) before Taxes ..........      927,295      (634,525)
Income Tax Provision (Benefit) ....      298,350      (224,250)
                                      ----------     ----------
NET INCOME (LOSS)..................   $  628,945    $ (410,275)
                                      ===========    ==========
NET INCOME (LOSS) PER SHARE .......   $      0.75    $   (0.61)

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CITIZENS FIRST CORPORATION
(Unaudited)


                                            As of         As of
                                         9/30/2004      9/30/2003
                                          (in 000's)  (in 000's)
ASSETS
Cash and cash equivalents ............   $   4,578    $   5,393
Federal funds sold ...................       2,976            0
Investment securities ................      13,111       19,333
FHLB stock ...........................         577          421
Mortgage loans held for sale .........         586          102
Loans ................................     140,511      133,229
Allowance for loan losses ............      (1,697)      (1,899)
Other assets .........................       5,954        5,699
                                         ---------    ---------
     TOTAL ASSETS ....................   $ 166,596    $ 162,278
                                         =========    =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ......   $  71,795    $  61,445
Time deposits ........................      58,655       71,075
                                         ---------    ---------
    TOTAL DEPOSITS ...................     130,450      132,520
FHLB borrowings ......................      13,000       11,000
Federal funds purchased and Securities
 sold under agreements to repurchase .       3,984        6,468
Other borrowings .....................           0        3,000
Other Liabilities ....................       1,192          803
                                         ---------    ---------
    TOTAL LIABILITIES ................     148,626      153,791

    STOCKHOLDERS' EQUITY .............      17,970        8,487
                                         ---------    ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ...............   $ 166,596    $ 162,278
                                         =========    =========
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